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                                                           Exhibit 10.1


                         GARDNER DENVER, INC.

                       LONG-TERM INCENTIVE PLAN
(As amended May 7, 1996, May 4, 1998, November 2, 1998 and May 4, 1999)
   (Adjusted to reflect two-for-one stock split January 15, 1997 and three-for-two stock split December 29, 1997)

1.   PURPOSE

     The purpose of the Gardner Denver, Inc. Long-Term Incentive Plan (the "Plan") is to promote the long-term financial interests of Gardner Denver, Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2.   DEFINITIONS

     2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

     2.2 "Award" means any form of stock option, stock appreciation right, restricted stock award, or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     2.3 "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

     2.4  "Board" shall mean the Board of Directors of the Company.

     2.5 "Change of Control" means a change in control of the Company (other than the initial distribution of Common Stock by Cooper Industries, Inc.) of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to
Item 6(e) of Schedule 4A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a
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vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     2.6 "Change of Control Price" means the higher of (i) the Fair Market Value on the date of determination of the Change of Control or
(ii) the highest price per share actually paid for the Common Stock in connection with the Change of Control of the Company.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Committee" means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the members of the Committee qualify as disinterested administrators under Rule 16b-3 of the Exchange Act.

     2.9 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Fair Market Value" means the average of the high and low price of a share of Common Stock as reported on the composite tape for securities listed on the Stock Exchange for the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

     2.12 "Participant" means an officer or employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan, and nonemployee directors of the Company to the extent provided in
Section 11 hereof.

     2.13 "Stock Exchange" means the composite tape of the New York Stock Exchange ("NYSE") or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

3.   ADMINISTRATION


     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee.

     3.2 Subject to the provisions of the Plan, the Committee (i) shall select the Participants, determine the type of Awards to be made to Participants, determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any Administrative Policies, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable
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for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive, provided, however, that no action shall be taken which will prevent the options granted under Section 11 or any Award granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16(b)-3 of the Exchange Act or any subsequent comparable rule.

     3.3 In order to enable Participants who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.   ELIGIBILITY

     All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. Participants may receive one or more Awards under the Plan. Directors of the Corporation other than directors who are employees of the Corporation shall be eligible only to receive stock options pursuant to Section 11 hereof.

5.   SHARES SUBJECT TO THE PLAN

     5.1 The aggregate number of shares of Common Stock available for grant of Awards under the Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 1999 Annual Meeting of Stockholders plus
500,000, subject to the adjustments provided for in Section 15 hereof. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

     5.2 Shares of Common Stock subject to an Award that expires unexercised or that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Common Stock, shall thereafter again be available for grant under the Plan, provided that if the Participant who had been granted such Award (i) was an officer subject to the provisions of Section 16(b) of the Exchange Act and (ii) received benefits of ownership of such shares for purposes of Section 16(b) of the Exchange Act (such as dividends with respect to forfeited shares of restricted stock), such shares shall not thereafter be available for grant under the Plan to officers subject to the provisions of Section 16(b) of the Exchange Act.

6.   AWARDS

     Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, restricted stock grants and performance shares; provided that no participant may be granted Awards during any calendar year with respect thereto in excess of 180,000 shares of
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Common Stock.  Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

7.   STOCK OPTIONS

     7.1 Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of
Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

     7.2 Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the Fair Market Value on the date of the stock option's grant subject to adjustment as provided in Section 15 hereof.

     7.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be granted only to full time employees of the Company and its subsidiaries within the meaning of
Section 424 of the Code. The aggregate Fair Market Value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

     7.4 Payment. Upon exercise, a Participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

     7.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, establish such other terms, conditions or restrictions, if any, on any stock option award, provided they are consistent with the Plan. The Committee may condition the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

8.   STOCK APPRECIATION RIGHTS

     8.1 Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award
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Agreement to the Fair Market Value on the date of exercise or surrender.
An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"); provided, however, that Freestanding SARs shall be granted only to Participants who are foreign nationals or are employed outside of the United States, or both, and as to whom the Committee determines the interests of the Company could not as conveniently be served by the grant of other forms of Awards under the Plan. A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the Fair Market Value on the date of exercise.

     8.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option shall be cancelled automatically to the extent of the number of SAR's exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

     8.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value on the date of the award of the Freestanding SAR.

     8.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

     8.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine such other terms, conditions and restrictions, if any, on any SAR Award, provided they are consistent with the Plan.

9.   RESTRICTED STOCK AWARDS

     9.1 Grants. Awards may be granted in the form of restricted stock ("Restricted Stock Awards"). Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

     9.2 Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant, except that each restriction period shall not be less than 12 months.
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     9.3  Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

     9.4 Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.

10.  PERFORMANCE SHARES

     10.1 Grants. Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance targets during a performance period as established by the Committee ("Performance Shares").

     10.2 Performance Criteria. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. As used herein, the term "Performance Period" means the period during which a Performance Target is measured and the term "Performance Target" means the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. A Performance Target shall be based upon one or any combination of the following goals or business criteria: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per share of the Company's Common Stock; (v) the Company's return on equity; (vi) cash flow of the Company; or (vii) Company stockholder total return. The Committee shall be permitted to make adjustments when determining the attainment of a Performance Target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 10.2 also shall be applicable to grants of Restricted Stock Awards make under Section 9 hereof to the extent such Restricted Stock Awards are subject to the financial performance of the Company. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Award payments made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to
Section 5 hereof.

     10.3 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine the manner of payment of Awards of Performance Shares and other terms, conditions or restrictions, if any, on any Award of Performance Shares, provided they are consistent with the Plan.


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11.  DIRECTORS' STOCK OPTIONS

     11.1 Grants. Awards may be granted to nonemployee directors only in the form of stock options satisfying the requirements of this Section 11 ("Director Stock Options"). Subject to Section 15 hereof, on the date following the commencement of the Company's annual meeting of stockholders each year, there shall be granted to each nonemployee director an option to purchase 3,000 shares of Common Stock. All such options shall be nonstatutory stock options.

     11.2 Option Exercise Price. The option exercise price of Director Stock Options shall be 100 percent of the Fair Market Value on the date such options are granted. The Committee shall be authorized to compute the price per share on the date of grant. Payment of the option exercise price may be made in cash or in shares of Common Stock or a combination of cash and Common Stock.

     11.3 Option Agreement. Director Stock Options shall be evidenced by an Award Agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 11, as shall be approved by the Committee from time to time and executed on behalf of the Company by its chief executive officer.

     11.4  Terms and Conditions of Director Stock Option. Director
Stock Options shall become fully exercisable on the first anniversary of the date of grant and shall terminate upon the expiration of five years from the date of grant. To the extent an option is not otherwise exercisable at the date of the nonemployee director's retirement under a retirement plan or policy of the Company, it shall become fully exercisable upon such retirement provided, however, that Director Stock Options shall not become exercisable under this sentence prior to the expiration of six months from the date of grant. Upon such retirement, such options shall be exercisable for a period of one year, subject to the original term thereof. Options not otherwise exercisable at the time of the disability or death of a nonemployee director during continued service with the Company shall become fully exercisable upon his disability or death, unless the date of disability or death occurs prior to the expiration of six months from the date of grant. Upon the disability or death of a nonemployee director while in service as a director, such options shall remain exercisable (subject to the original term of the option) for a period of one year after the date of disability or of death. To the extent an option is exercisable on the date a director ceases to be a director (other than by reason of disability, death or retirement), the option shall continue to be exercisable (subject to the original term of the option) for a period of 90 days thereafter.

     11.5 Transferability. No option shall be transferable by a nonemployee director except by will or the laws of descent and distribution, and during the director's life time options may be exercised only by him or his legal representative.


     11.6 Change of Control. Director Stock Options not otherwise exercisable at the time of a Change of Control shall become fully exercisable upon such Change of Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant. In the case of a Change of Control:
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     (i) The Company shall make payment to
directors with respect to Director Stock Options in cash in an amount equal to the appreciation in the value of the Director Stock Option from the option exercise price specified in the Award Agreement to the Change of Control Price.

     (ii) The cash payments to directors shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change of Control; and

     (iii) After the payment provided for in (i) above, nonemployee directors shall have no further rights under Director Stock Options outstanding at the time of such Change in Control.

     11.7 Initial Grant to Directors. Effective on the date for the distribution of the Common Stock by Cooper Industries, Inc. ("Distribution Date"), each nonemployee director shall be granted an option for 2,000 shares of Common Stock at an exercise price equal to the average closing price of the Common Stock for the 30 trading days beginning five days after the Distribution Date. The options will become exercisable on the first anniversary of the date of grant and will expire five years after the date of grant. Pursuant to Section 15 of the Plan, each Initial Grant to nonemployee directors that was outstanding on January 15, 1997 was increased to 4,000 shares and to 6,000 shares on December 29, 1997. Except as provided in this Section 11.7, the terms and conditions of the initial options shall be as set forth in Section 11 of the Plan.


12.  DIVIDENDS AND DIVIDEND EQUIVALENTS; DEFERRALS


     12.1 If an Award is granted in the form of a Restricted Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine.

     12.2 The Committee may permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under Administrative Policies established by the Committee. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

13.  TERMINATION OF EMPLOYMENT

     The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Company or its subsidiaries due to death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Company or its subsidiaries.

14.  ASSIGNMENT AND TRANSFER

     The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion,
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grant stock options to one or more executive officers of the Company on terms that permit the stock options to be transferred by any such executive officer, for estate planning purposes, to (a) the executive officer's spouse, children, grandchildren, parents, siblings, stepchildren, stepgrandchildren or in-laws ("Family Members"), (b) entities that are exclusively family-related, including trusts for the exclusive benefit of Family Members and limited partnerships or limited liability companies in which Family Members are the only partners or members, or (c) such other persons or entities specifically approved by the Committee. The terms and conditions applicable to the transfer of any such stock options shall be established by the Committee, in its discretion but consistent with this Section 14, and shall be contained in the applicable stock option agreement between the Company and the executive officer.

15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee, whose determination shall be final.

16.  WITHHOLDING TAXES

     The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

17.  REGULATORY APPROVALS AND LISTINGS

     Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the Stock Exchange and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.


18.  NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the
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Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.  CHANGE OF CONTROL

     In the event of a Change of Control, (i) all SARs which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full,
(ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (iii) all Performance Shares shall be deemed to be earned in full and all Performance Shares granted in the form of share units shall be paid in cash, and (iv) any Participant who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

20.  AMENDMENT

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act; and provided further, that the provisions of Section 11 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

21.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

22.  RIGHTS AS SHAREHOLDER

     Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder until he or she becomes the holder of record. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.
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23.  EFFECTIVE DATE

     The Plan shall be effective upon approval by the Board and approval by the holders of a majority of the shares of Common Stock. Subject to earlier termination pursuant to Section 20, the Plan shall have a term of 10 years from its effective date. After termination of the Plan, no future Awards may be granted but previously made Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

24.  INITIAL GRANT OF STOCK OPTIONS

     Notwithstanding the provisions of Section 7 of the Plan, an initial grant of options for the aggregate amount of 675,000 shares of Common Stock (adjusted for the two stock splits completed in 1997) shall be made on December 31, 1993 to the persons and in the amounts shown on Exhibit A attached hereto. The initial options shall have an exercise price equal to the average closing price of the Common Stock for the 30 trading days beginning five days after the date of the distribution of Common Stock by Cooper Industries, Inc. (adjusted for the two stock splits completed in 1997). The options will expire on December 31, 1998 and shall vest as to one-third of such options on each of the first three anniversaries of the date of grant.